Exhibit 99.1
For Immediate Release
Starwood Property Trust Reports Results for
Quarter Ended March 31, 2022
– Quarterly GAAP Earnings of $1.02 and Distributable Earnings (DE) of $0.76 per Diluted Share –
– $4.4 Billion of Investment Activity, Including $1.9 Billion in Commercial Lending –
– Multifamily Becomes the Largest Property Type at 32% of CRE Loan Portfolio –
– Generated Gain of $87 Million GAAP and $85 Million DE on Sale of Industrial Asset –
– S&P Corporate Credit Rating Upgraded to BB/Outlook Stable –
– Paid Dividend of $0.48 per Share –
GREENWICH, Conn., May 4, 2022 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2022. The Company’s first quarter 2022 GAAP net income was $324.6 million, or $1.02 per diluted share, and Distributable Earnings (a non-GAAP financial measure) was $240.0 million, or $0.76 per diluted share. GAAP net income reflects $173.5 million, or $0.55 per diluted share, of unrealized increases in fair value of the Woodstar Fund's affordable housing investments, net of non-controlling interests, and an $86.6 million, or $0.27 per diluted share, gain on sale of a distribution facility ($84.7 million, or $0.27 per share, in Distributable Earnings). The fair value of the Woodstar Fund’s investments is an estimate that is subject to future increases or decreases as property values are affected by, among other things, the availability of capital, occupancy rates, rental rates and interest and inflation rates.
“This quarter once again highlighted the strength of the Starwood platform and our ability to create value for our shareholders well beyond our core lending business, differentiating us from our peers. We experienced another increase in book value driven by a fair market value increase of $218 million in our affordable housing fund. Rising median income levels in Florida, which govern rents for this portfolio, are expected to drive further increases in net operating income in the future. In addition, we monetized a second industrial asset that we foreclosed on less than three years ago, taking back an $18 million loan, repositioning and re-leasing the property, and then selling it for $115 million,” stated Barry Sternlicht, Chairman and CEO of Starwood Property Trust.

“We have taken advantage of market opportunities across cylinders, deploying over $18 billion of capital during the last 12 months. Following our two most productive quarters in our 13-year history, in which 47% of our commercial lending was on multifamily assets, our multifamily loan portfolio increased to $4.7 billion, more than 4x the balance entering COVID. Our low leverage, fortress balance sheet combined with our strong access to capital positions us to drive continued growth across our platform,” added Jeffrey DiModica, President of Starwood Property Trust.

Supplemental Schedules
The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Webcast and Conference Call Information
The Company will host a live webcast and conference call on Wednesday, May 4, 2022, at 10:00 a.m. Eastern Time.  To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The webcast is available at www.starwoodpropertytrust.com in the Investor Relations section of the website. The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in.
To Participate via Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9039
International: 1-201-689-8470

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13728386
The playback can be accessed through May 11, 2022.
About Starwood Property Trust, Inc.
Starwood Property Trust (NYSE: STWD) is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. An affiliate of global private investment firm Starwood Capital Group, the Company has successfully deployed over $87 billion of capital since inception and manages a portfolio of over $25 billion across debt and equity investments. Starwood Property Trust’s investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets. Additional information can be found at www.starwoodpropertytrust.com.
Forward-Looking Statements
Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the severity and duration of economic disruption caused by the COVID-19 global pandemic (including the emergence of new strains of the virus), completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing and other risks detailed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as other risks and uncertainties set forth from time to time in the Company’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the three months ended March 31, 2022.
In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum
Starwood Property Trust
Phone: 203-422-7788
Email: ztanenbaum@starwood.com

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations by Segment
For the three months ended March 31, 2022
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Revenues:
Interest income from loans	$202,470	$26,983	$—	$4,166	$—	$233,619	$—	$233,619
Interest income from investment securities	20,836	747	—	27,389	—	48,972	(34,989)	13,983
Servicing fees	136	—	—	14,071	—	14,207	(4,215)	9,992
Rental income	1,686	—	22,365	7,529	—	31,580	—	31,580
Other revenues	52	68	50	4,654	—	4,824	(6)	4,818
Total revenues	225,180	27,798	22,415	57,809	—	333,202	(39,210)	293,992
Costs and expenses:
Management fees	277	—	—	—	55,018	55,295	—	55,295
Interest expense	68,602	11,930	6,081	6,210	33,842	126,665	(214)	126,451
General and administrative	11,602	3,511	1,056	23,443	4,628	44,240	81	44,321
Acquisition and investment pursuit costs	499	1	5	(83)	—	422	—	422
Costs of rental operations	519	—	5,001	3,770	—	9,290	—	9,290
Depreciation and amortization	294	105	8,219	3,029	—	11,647	—	11,647
Credit loss reversal, net	(3,299)	(359)	—	—	—	(3,658)	—	(3,658)
Other expense	—	—	55	—	—	55	—	55
Total costs and expenses	78,494	15,188	20,417	36,369	93,488	243,956	(133)	243,823
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	—	26,749	26,749
Change in fair value of servicing rights	—	—	—	(217)	—	(217)	1,301	1,084
Change in fair value of investment securities, net	(2,105)	—	—	(9,291)	—	(11,396)	11,041	(355)
Change in fair value of mortgage loans, net	(116,228)	—	—	(9,555)	—	(125,783)	—	(125,783)
Income from affordable housing fund investments	—	—	234,041	—	—	234,041	—	234,041
(Loss) earnings from unconsolidated entities	(1,340)	345	—	151	—	(844)	(66)	(910)
Gain on sale of investments and other assets, net	86,610	—	—	11,858	—	98,468	—	98,468
Gain (loss) on derivative financial instruments, net	118,395	632	17,546	27,863	(37,168)	127,268	—	127,268
Foreign currency (loss) gain, net	(27,254)	(28)	1	—	—	(27,281)	—	(27,281)
Loss on extinguishment of debt	(206)	(469)	—	(148)	—	(823)	—	(823)
Other (loss) income, net	(788)	—	—	—	—	(788)	25	(763)
Total other income (loss)	57,084	480	251,588	20,661	(37,168)	292,645	39,050	331,695
Income (loss) before income taxes	203,770	13,090	253,586	42,101	(130,656)	381,891	(27)	381,864
Income tax benefit (provision)	5,140	4	—	(2,694)	—	2,450	—	2,450
Net income (loss)	208,910	13,094	253,586	39,407	(130,656)	384,341	(27)	384,314
Net income attributable to non-controlling interests	(3)	—	(52,411)	(7,328)	—	(59,742)	27	(59,715)
Net income (loss) attributable to Starwood Property Trust, Inc.	$208,907	$13,094	$201,175	$32,079	$(130,656)	$324,599	$—	$324,599

Definition of Distributable Earnings
Distributable Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT. For the Company’s purposes, Distributable Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles and any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.
Reconciliation of Net Income to Distributable Earnings
For the three months ended March 31, 2022
(Amounts in thousands except per share data)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$208,907	$13,094	$201,175	$32,079	$(130,656)	$324,599
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	—	4,691	—	—	4,691
Non-controlling interests attributable to unrealized gains/losses	—	—	44,902	2,556	—	47,458
Non-cash equity compensation expense	2,417	297	58	1,275	6,046	10,093
Management incentive fee	—	—	—	—	28,955	28,955
Acquisition and investment pursuit costs	(298)	—	(78)	(169)	—	(545)
Depreciation and amortization	234	95	8,292	3,152	—	11,773
Interest income adjustment for securities	2,490	—	—	(1,708)	—	782
Extinguishment of debt, net	—	—	—	—	(246)	(246)
Other non-cash items	3	—	456	122	—	581
Reversal of GAAP unrealized (gains) / losses on:
Loans	116,228	—	—	9,555	—	125,783
Credit loss reversal, net	(3,299)	(359)	—	—	—	(3,658)
Securities	2,105	—	—	9,291	—	11,396
Woodstar Fund investments	—	—	(234,041)	—	—	(234,041)
Derivatives	(121,172)	(685)	(19,170)	(29,089)	40,773	(129,343)
Foreign currency	27,254	28	(1)	—	—	27,281
(Earnings) loss from unconsolidated entities	1,340	(345)	—	(151)	—	844
Sales of properties	(86,610)	—	—	(11,858)	—	(98,468)
Recognition of Distributable realized gains / (losses) on:
Loans	(36,208)	—	—	(10,561)	—	(46,769)
Securities	(2,768)	—	—	26	—	(2,742)
Woodstar Fund investments	—	—	15,659	—	—	15,659
Derivatives	36,893	—	(35)	24,639	—	61,497
Foreign currency	(178)	112	1	—	—	(65)
Earnings (loss) from unconsolidated entities	(1,239)	345	—	470	—	(424)
Sales of properties	84,738	—	—	177	—	84,915
Distributable Earnings (Loss)	$230,837	$12,582	$21,909	$29,806	$(55,128)	$240,006
Distributable Earnings (Loss) per Weighted Average Diluted Share	$0.73	$0.04	$0.07	$0.09	$(0.17)	$0.76

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet by Segment
As of March 31, 2022
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Assets:
Cash and cash equivalents	$58,377	$38,762	$20,077	$27,836	$118,573	$263,625	$584	$264,209
Restricted cash	13,142	27,401	950	26,371	41,701	109,565	—	109,565
Loans held-for-investment, net	14,107,316	2,136,118	—	9,823	—	16,253,257	—	16,253,257
Loans held-for-sale	2,299,153	—	—	385,359	—	2,684,512	—	2,684,512
Investment securities	1,207,667	49,198	—	1,155,469	—	2,412,334	(1,543,145)	869,189
Properties, net	104,901	—	880,392	137,064	—	1,122,357	—	1,122,357
Investments of consolidated affordable housing fund	—	—	1,264,160	—	—	1,264,160	—	1,264,160
Investments in unconsolidated entities	43,349	27,061	—	33,878	—	104,288	(15,038)	89,250
Goodwill	—	119,409	—	140,437	—	259,846	—	259,846
Intangible assets	—	—	33,292	69,674	—	102,966	(40,818)	62,148
Derivative assets	58,904	161	486	1,318	—	60,869	—	60,869
Accrued interest receivable	114,367	6,274	—	1,745	1,556	123,942	(141)	123,801
Other assets	135,095	10,229	59,100	33,857	23,146	261,427	(235)	261,192
VIE assets, at fair value	—	—	—	—	—	—	57,763,543	57,763,543
Total Assets	$18,142,271	$2,414,613	$2,258,457	$2,022,831	$184,976	$25,023,148	$56,164,750	$81,187,898
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$102,124	$15,347	$11,503	$32,297	$34,834	$196,105	$40	$196,145
Related-party payable	—	—	—	—	56,615	56,615	—	56,615
Dividends payable	—	—	—	—	148,743	148,743	—	148,743
Derivative liabilities	10,990	225	—	145	27,349	38,709	—	38,709
Secured financing agreements, net	8,294,408	924,242	787,977	774,460	771,944	11,553,031	(21,460)	11,531,571
Collateralized loan obligations and single asset securitization, net	2,985,637	812,258	—	—	—	3,797,895	—	3,797,895
Unsecured senior notes, net	—	—	—	—	2,322,630	2,322,630	—	2,322,630
VIE liabilities, at fair value	—	—	—	—	—	—	56,185,937	56,185,937
Total Liabilities	11,393,159	1,752,072	799,480	806,902	3,362,115	18,113,728	56,164,517	74,278,245
Temporary Equity: Redeemable non-controlling interests	—	—	261,685	—	—	261,685	—	261,685
Permanent Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	—	3,144	3,144	—	3,144
Additional paid-in capital	1,931,043	606,871	(373,851)	(388,580)	3,933,544	5,709,027	—	5,709,027
Treasury stock	—	—	—	—	(138,022)	(138,022)	—	(138,022)
Accumulated other comprehensive income	35,669	—	—	—	—	35,669	—	35,669
Retained earnings (accumulated deficit)	4,782,282	55,670	1,362,509	1,445,221	(6,975,805)	669,877	—	669,877
Total Starwood Property Trust, Inc. Stockholders’ Equity	6,748,994	662,541	988,658	1,056,641	(3,177,139)	6,279,695	—	6,279,695
Non-controlling interests in consolidated subsidiaries	118	—	208,634	159,288	—	368,040	233	368,273
Total Permanent Equity	6,749,112	662,541	1,197,292	1,215,929	(3,177,139)	6,647,735	233	6,647,968
Total Liabilities and Equity	$18,142,271	$2,414,613	$2,258,457	$2,022,831	$184,976	$25,023,148	$56,164,750	$81,187,898